Exhibit T3E.1 - Offering Circular, dated as of May 20, 1998:

OFFERING CIRCULAR

                                     [LOGO]

                               OFFER TO EXCHANGE
                             NOTES DUE JULY 1, 2005

                       FOR ANY AND ALL OF ITS OUTSTANDING
           9 7/8% DEBENTURES DUE JUNE 1, 2002   Cusip No. 019512 AD4
                       AND ANY AND ALL OF ITS OUTSTANDING
         9.20% DEBENTURES DUE FEBRUARY 15, 2003   Cusip No. 019512 AG7

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON THURSDAY, JUNE 18, 1998, UNLESS EXTENDED (THE 'EXPIRATION DATE').

     ALLIEDSIGNAL INC. (the 'Company') hereby offers, upon the terms and subject to the conditions set forth in this Offering Circular (the 'Offering Circular') and the accompanying Letter of Transmittal (which together constitute the 'Exchange Offer'), to exchange its Notes Due July 1, 2005 (the 'New Notes'), in an aggregate principal amount to be determined in the manner set forth herein, for any and all of its $250,000,000 aggregate principal amount of issued and outstanding 9 7/8% Debentures Due June 1, 2002 (the 'Old 2002 Debentures') and for any and all of its $100,000,000 aggregate principal amount of issued and outstanding 9.20% Debentures Due February 15, 2003 (the 'Old 2003 Debentures' and together with the Old 2002 Debentures the 'Old Debentures') from the registered holders thereof. See 'Description of New Notes'. The New Notes will evidence a new series of debt and will be issued pursuant to, and entitled to the benefits of, an Indenture, dated as of October 1, 1985 between the Company and The Chase Manhattan Bank, as trustee, as supplemented by the First Supplemental Indenture dated as of February 1, 1991 and by the Second Supplemental Indenture dated as of November 1, 1997 (as so supplemented, the 'Indenture'). Although the Old Debentures are listed on the New York Stock Exchange (the 'NYSE'), the Company does not intend to apply for listing of the New Notes on the NYSE or any other exchange.

                                             (cover page continued on next page)

                                ---------------

     SEE 'RISK FACTORS' ON PAGE 13 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED IN EVALUATING THE EXCHANGE OFFER.

                                ---------------

THE OFFER OF THE SECURITIES CONTEMPLATED IN THE EXCHANGE OFFER IS MADE PURSUANT
 TO  THE EXEMPTION  FROM  THE REGISTRATION  REQUIREMENTS  OF  SECTION 5 OF THE
   SECURITIES ACT OF 1933,  AS AMENDED  (THE  'SECURITIES  ACT'), PROVIDED BY
    SECTION 3(A)(9) THEREOF AND, ACCORDINGLY, THE OFFER OF SUCH SECURITIES HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION.

THE  SECURITIES  OFFERED HEREBY  HAVE NOT  BEEN APPROVED  OR DISAPPROVED  BY THE
 SECURITIES  AND EXCHANGE  COMMISSION OR  ANY STATE  SECURITIES  COMMISSION NOR
   HAS  THE SECURITIES  AND  EXCHANGE  COMMISSION  OR  ANY  STATE  SECURITIES
    COMMISSION  PASSED  UPON  THE  ACCURACY  OR  ADEQUACY  OF  THIS OFFERING
       CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                                ---------------

              The date of this Offering Circular is May 20, 1998.

(continued from cover page)

     The Company will accept for exchange any and all Old Debentures validly tendered and not withdrawn prior to the Expiration Date. Old Debentures may be tendered only in denominations of $1,000 or an integral multiple thereof. See 'The Exchange Offer -- Procedures for Tendering Old Debentures'. The Exchange Offer is subject to certain customary conditions. See 'The Exchange
Offer -- Conditions to the Exchange Offer'.

     The New Notes will bear interest at a rate that will be different than the interest rate on the Old Debentures, as described herein. For the New Notes, the per annum interest rate (the 'New Coupon') will be equal to the Reference Yield of the New Notes (as defined herein) rounded downward to the nearest 1/8th of one percent. The 'Reference Yield of the New Notes' will equal (i) the yield to maturity of the 6 1/2% U.S. Treasury Note due May 15, 2005 (the '7 Year Benchmark Rate') plus (ii) 50 basis points. Each holder exchanging Old Debentures for New Notes pursuant hereto will receive, in exchange for each $1,000 in aggregate principal amount of Old Debentures exchanged, New Notes in a principal amount (rounded to the nearest cent, with $0.005 to be taken as a full cent) equal to (a) $1,000 times (b) the Old Debenture Exchange Price (as defined herein) divided by (c) the New Note Exchange Price (as defined herein); provided that New Notes will only be issued in denominations of $1,000 or integral multiples thereof. In addition, each holder exchanging Old Debentures for New Notes pursuant hereto will receive on the Exchange Date (as defined herein) an amount in cash due to rounding the aggregate principal amount of New Notes issuable to such holder downward to the nearest $1,000. All calculations, including calculations of the New Note Exchange Price, the Old 2002 Debenture Exchange Price and the Old 2003 Debenture Exchange Price, will be made in accordance with standard market practice and in a manner consistent with the methodology set forth in Schedule A and consistent with the hypothetical calculations set forth in Schedules B through D. See 'The Exchange
Offer -- Calculations; Information; Payment'.

     The 'New Note Exchange Price' will be a price per $1,000 aggregate principal amount of New Notes (calculated as described herein and rounded to the nearest cent, with $0.005 to be taken as a full cent) intended to result in a yield to maturity on the Exchange Date equal to the Reference Yield of the New Notes. See 'The Exchange Offer -- Terms of the Exchange Offer' and ' -- Summary of Terms'.

     The 'Old 2002 Debenture Exchange Price' will be a price per $1,000 principal amount of the Old 2002 Debentures (calculated as described herein and rounded to the nearest cent, with $0.005 to be taken as a full cent) intended to result in a yield to maturity on the Exchange Date equal to the sum of (a) the yield to maturity of the 5 3/4% U.S. Treasury Note due April 30, 2003 (the '5 Year Benchmark Rate') and (b) 25 basis points. See 'The Exchange Offer -- Terms of the Exchange Offer'.

     The 'Old 2003 Debenture Exchange Price' will be a price per $1,000 principal amount of the Old 2003 Debentures (calculated as described herein and rounded to the nearest cent, with $0.005 to be taken as a full cent) intended to result in a yield to maturity on the Exchange Date equal to the sum of (a) the 5 Year Benchmark Rate and (b) 28 basis points. The Old 2002 Debenture Exchange Price and the Old 2003 Debenture Exchange Price are referred to collectively herein as the 'Old Debenture Exchange Prices' and individually as an 'Old Debenture Exchange Price'. See 'The Exchange Offer -- Terms of the Exchange Offer'.

     Interest accrued on the Old Debentures from the last interest payment to which interest has been paid or duly provided for (June 1, 1998 in the case of the Old 2002 Debentures and February 15, 1998 in the case of the Old 2003 Debentures) to, but excluding, the Exchange Date, along with interest on the New Notes accruing from the Exchange Date at the New Coupon to, but excluding, the first interest payment date, will be paid on July 1, 1998. The interest payment dates on the New Notes will be January 1 and July 1 of each year commencing July 1, 1998. The 'Exchange Date' will be the fifth business day following the Expiration Date (i.e., June 25, 1998, unless the Expiration Date is extended).

(cover page continued on the next page)

(continued from previous page)

     The New Coupon, New Note Exchange Price, Old Debenture Exchange Prices, Benchmark Treasury Rates and the Reference Yield of the New Notes will be determined as of 3:00 p.m., New York City time, on June 16, 1998, unless the Exchange Offer is extended by more than three business days, in which case they will be determined at such time on the second business day prior to the Expiration Date (the 'Price Determination Date').

     The purpose of the Exchange Offer is to take advantage of currently available interest rates by exchanging a portion of the Company's long-term debt portfolio upon terms which the Company believes are more beneficial to it. The Company intends to accomplish this objective by extending the overall maturity of a portion of its long-term debt portfolio.

     Based on an interpretation by the staff of the Division of Corporation Finance of the Securities and Exchange Commission (the 'Commission'), the Company believes that the New Notes issued pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by any holder thereof without compliance with the registration requirements of the Securities Act.

     The Company has not entered into any arrangement or understanding with any person to distribute the New Notes to be received in the Exchange Offer and, to the best of the Company's information and belief, each person participating in the Exchange Offer is acquiring the New Notes in the ordinary course of business and has no arrangement or understanding with any person to participate in the distribution of the New Notes.

     The Company has made no arrangements for and has no understanding with any dealer, salesman or other person regarding the solicitation of tenders hereunder, and no person has been authorized by the Company to give any information or to make any representations in connection with the Exchange Offer other than those contained or incorporated by reference in this Offering Circular and, if given or made, such other information or representations must not be relied upon as having been authorized. Neither the delivery of this Offering Circular nor the exchange of New Notes for Old Debentures shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to the date hereof.

     The Company will not receive any proceeds from the Exchange Offer. The Company has agreed to bear the expenses of the Exchange Offer.

     The Exchange Agent (as defined herein) and The Depository Trust Company ('DTC') have confirmed that the Exchange Offer is eligible for the DTC Automated Tender Offer Program ('ATOP'). Accordingly, DTC participants may electronically transmit their acceptance of the Exchange Offer by causing DTC to transfer Old Debentures to the Exchange Agent in accordance with DTC's ATOP procedures for such a transfer. DTC will then send an Agent's Message (as defined herein) to the Exchange Agent.

     NONE OF THE COMPANY, THE BOARD OF DIRECTORS OF THE COMPANY, THE EXECUTIVE OFFICERS OF THE COMPANY, THE FINANCIAL ADVISOR, THE INFORMATION AGENT OR THE EXCHANGE AGENT MAKES ANY RECOMMENDATION TO HOLDERS OF THE OLD DEBENTURES AS TO WHETHER TO EXCHANGE OR REFRAIN FROM EXCHANGING THEIR OLD DEBENTURES. IN ADDITION, NO ONE HAS BEEN AUTHORIZED TO MAKE ANY SUCH RECOMMENDATION. HOLDERS OF OLD DEBENTURES MUST MAKE THEIR OWN DECISION WHETHER TO EXCHANGE OLD DEBENTURES PURSUANT TO THE EXCHANGE OFFER AND, IF SO, THE AGGREGATE PRINCIPAL AMOUNT OF OLD DEBENTURES TO EXCHANGE.

     THE EXCHANGE OFFER IS NOT BEING MADE TO, NOR WILL THE COMPANY ACCEPT TENDERS FOR EXCHANGE FROM, HOLDERS OF OLD DEBENTURES IN ANY JURISDICTION IN WHICH THE EXCHANGE OFFER OR THE ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE SECURITIES OR BLUE SKY LAWS OF SUCH JURISDICTION.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the 'Exchange Act') and in accordance therewith files reports and other information with the Securities and Exchange Commission (the 'Commission'). Reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, DC 20549 and at the following Regional Offices of the Commission: 7 World Trade Center, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, DC 20549, at prescribed rates. The Commission maintains an Internet web site at http://www.sec.gov/ that contains such reports, proxy statements and other information. Such reports, proxy statements and other information of the Company should also be available for inspection at the offices of the New York Stock Exchange Inc., 20 Broad Street, New York, New York 10005; the Chicago Stock Exchange, One Financial Place, 440 South LaSalle Street, Chicago, Illinois, 60605; and the Pacific Stock Exchange, 301 Pine Street, San Francisco, California 94104.

     The Company has instructed the Financial Advisor, the Exchange Agent and the Information Agent not to solicit exchanges in connection with the Exchange Offer or to make any recommendation with respect to acceptance or rejection of the Exchange Offer. Solicitations will be made solely by employees of the Company. The Financial Advisor, the Exchange Agent and the Information Agent will answer any questions from holders of the Old Debentures with respect to the Exchange Offer solely by reference to the terms of this Offering Circular and holders may contact the Financial Advisor, the Exchange Agent and the Information Agent at the addresses and telephone numbers listed below. Holders of the Old Debentures who have any questions regarding the mechanics of the Exchange Offer should contact either the Exchange Agent or the Information Agent. In addition, all questions with respect to the Exchange Offer may be directed to the Company (Assistant Treasurer, telephone number (973) 455-5109).

                   Financial Advisor                                         Information Agent
                  GOLDMAN, SACHS & CO.                                    GEORGESON & COMPANY INC.
                    85 Broad Street                                          Wall Street Plaza
                New York, New York 10004                                 88 Pine Street, 30th Floor
                     (800) 828-3182                                       New York, New York 10005
                                                                      Banks and brokers call collect:
                                                                               (212) 440-9800
                                                                         All others call toll-free:
                                                                               (800) 223-2064

                                                 Exchange Agent
                                            THE CHASE MANHATTAN BANK
              By Fax:                    By Hand or Overnight Courier:                    By Mail:
           (214) 672-5932                   The Chase Manhattan Bank              The Chase Manhattan Bank
       Attention: Frank Ivins            c/o Chase Bank of Texas, N.A.         c/o Chase Bank of Texas, N.A.
                                            Corporate Trust Services              Corporate Trust Services
                                                1201 Main Street                      P.O. Box 219052
                                                   18th Floor                     Dallas, Texas 75221-9052
                                              Dallas, Texas 75202                  Attention: Frank Ivins
                                             Attention: Frank Ivins
                                             Phone: (214) 672-5678

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed with the Commission by the Company are incorporated herein by reference:

          (1) the Company's Annual Report on Form 10-K for the year ended December 31, 1997;

          (2) the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998;

          (3) the Company's Current Reports on Form 8-K filed on January 15, February 2, February 5, February 18, February 23, March 18, April 22 and April 28, 1998; and

          (4) the Company's Application on Form T-3 filed on May 20, 1998.

     All reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this Offering Circular and prior to the termination of the offering of the New Debentures shall be deemed to be incorporated by reference in this Offering Circular and to be part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be modified or superseded for purposes of this Offering Circular to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Offering Circular.

     A copy of the documents incorporated by reference (other than exhibits thereto) will be forwarded without charge to each person to whom this Offering Circular is delivered, upon such person's written or oral request to AlliedSignal Inc., Office of the Secretary, P.O. Box 4000, Morristown, New Jersey 07962, telephone number (973) 455-5067.

                           OFFERING CIRCULAR SUMMARY

     The following summary is qualified in its entirety by the more detailed information appearing elsewhere, or incorporated by reference, in this Offering Circular. See 'Risk Factors' on page 13 for a discussion of certain factors that should be considered in connection with the Exchange Offer and the New Notes offered hereby.

                                  THE COMPANY

     The Company is an advanced technology and manufacturing company serving customers worldwide with aerospace and automotive products, chemicals, fibers, plastics and advanced materials. The Company is organized into eleven strategic business units. The Company's products are used by many major industries, including textiles, construction, plastics, electronics, automotive, chemicals, housing, telecommunications, utilities, packaging, agriculture, military and commercial aviation and aerospace and in the space program.

     The principal executive offices of the Company are located at 101 Columbia Road, Morris Township, New Jersey 07962. The telephone number is (973) 455-2000.

                               THE EXCHANGE OFFER

The Exchange Offer........................  Upon the terms and subject to the conditions of the Exchange Offer, the Company is offering to any holder in exchange for any and all of its $250,000,000 Old 2002 Debentures and for any and all of its
                                            $100,000,000 Old 2003 Debentures newly issued New Notes in principal amount to be determined as described below.
                                            For the New Notes, the per annum interest rate (the 'New Coupon')
                                            will be equal to the Reference Yield of the New Notes (as defined herein) rounded downward to the nearest 1/8th of one percent. The
                                            'Reference Yield of the New Notes' will equal (i) the 7 Year
                                            Benchmark Rate plus (ii) 50 basis points. Each holder exchanging Old
                                            Debentures for New Notes pursuant hereto will receive, in exchange for each $1,000 in aggregate principal amount of Old Debentures exchanged, New Notes in a principal amount (rounded to the nearest cent, with $0.005 to be taken as a full cent) equal to (a) $1,000 times (b) the Old Debenture Exchange Price (as defined herein)
                                            divided by (c) the New Note Exchange Price (as defined herein);
                                            provided that New Notes will only be issued in denominations of
                                            $1,000 or integral multiples thereof. In addition, each holder exchanging Old Debentures for New Notes pursuant hereto will receive on the Exchange Date (as defined herein) an amount in cash due to rounding the aggregate principal amount of New Notes issuable to such holder downward to the nearest $1,000. See 'The Exchange
                                            Offer -- Calculations; Information; Payment'.
                                            The 'New Note Exchange Price' will be a price per $1,000 aggregate principal amount of New Notes (calculated as described herein and rounded to the nearest cent, with $0.005 to be taken as a full cent)
                                            intended to result in a yield to maturity on the Exchange Date equal to the Reference Yield

                                            of the New Notes. See 'The Exchange Offer -- Terms of the Exchange
                                            Offer' and ' -- Summary of Terms'.
                                            The 'Old 2002 Debenture Exchange Price' will be a price per $1,000 principal amount of the Old 2002 Debentures (calculated as described herein and rounded to the nearest cent, with $0.005 to be taken as a full cent) intended to result in a yield to maturity on the Exchange
                                            Date equal to the sum of (a) the 5 Year Benchmark Rate and (b) 25 basis points. See 'The Exchange Offer -- Terms of the Exchange Offer'
                                            and ' -- Summary of Terms'.
                                            The 'Old 2003 Debenture Exchange Price' will be a price per $1,000 principal amount of the Old 2003 Debentures (calculated as described herein and rounded to the nearest cent, with $0.005 to be taken as a full cent) intended to result in a yield to maturity on the Exchange
                                            Date equal to the sum of (a) the 5 Year Benchmark Rate and (b) 28 basis points. See 'The Exchange Offer -- Terms of the Exchange Offer'
                                            and ' -- Summary of Terms'.
                                            The Old 2002 Debenture Exchange Price and the Old 2003 Debenture
                                            Exchange Price are referred to collectively herein as the 'Old
                                            Debenture Exchange Prices' and individually as an 'Old Debenture
                                            Exchange Price'. See 'The Exchange Offer -- Terms of the Exchange
                                            Offer'.
                                            The New Coupon, New Note Exchange Price, Old Debenture Exchange
                                            Prices, Benchmark Treasury Rates and Reference Yield of the New Notes
                                            will be determined as of 3:00 p.m., New York City time, on June 16,
                                            1998, unless the Exchange Offer is extended by more than three business days, in which case they will be determined at such time on the second business day prior to the Expiration Date (the 'Price
                                            Determination Date').
                                            Interest accrued on the Old Debentures from the last interest payment to which interest has been paid or duly provided for (June 1, 1998 in the case of the Old 2002 Debentures and February 15, 1998 in the case of the Old 2003 Debentures) to, but excluding, the Exchange Date, along with interest on the New Notes accruing from the Exchange Date at the New Coupon to, but excluding, the first interest payment date, will be paid on July 1, 1998. The interest payment dates on the New
                                            Notes will be January 1 and July 1 of each year commencing July 1,
                                            1998. The 'Exchange Date' will be the fifth business day following the Expiration Date (i.e., June 25, 1998, unless the Expiration Date is extended).
                                            The New Notes will constitute, and the Old Debentures constitute, direct, unsecured and unsubordinated obligations of the Company.
Calculations..............................  The New Note Exchange Price, Old Debenture Exchange Prices, Reference
                                            Yield of the New Notes, Benchmark

                                            Treasury Rates and the New Coupon, will be determined as described and illustrated in the section 'The Exchange Offer -- Calculations;
                                            Information; Payment' and in Schedules A through D attached hereto.
Information...............................  As soon as practicable after the Price Determination Date, but in any event before 9:00 a.m., New York City time, on the following business day, the Company will publicly announce by press release to the Dow
                                            Jones News Service: the Benchmark Treasury Rates, the Reference Yield
                                            of New Notes, the New Note Exchange Price, the Old Debenture Exchange
                                            Price and the New Coupon.
                                            During the term of the Exchange Offer, holders of the Old Debentures can obtain current information regarding the Benchmark Treasury
                                            Rates, Reference Yield of the New Notes, Old Debenture Exchange
                                            Price, New Note Exchange Price and other information regarding the terms of the Exchange Offer from the Financial Advisor at (800)
                                            828-3182. In addition, the Company intends to publish information about the Exchange Offer, including the information described in the preceding paragraph when available, on the MCM 'CorporateWatch'
                                            Service on Telerate pages 41926-7 and on Bloomberg pages 7626-7.
Old 2002 Debentures Outstanding...........  As of the date hereof, $250,000,000 aggregate principal amount of Old
                                            2002 Debentures are outstanding.
Old 2003 Debentures Outstanding...........  As of the date hereof, $100,000,000 aggregate principal amount of Old
                                            2003 Debentures are outstanding.
Conditions to the Exchange Offer..........  Consummation of the Exchange Offer is conditioned upon certain customary conditions described herein. The Company may, in its sole discretion, waive any condition with respect to the Exchange Offer and accept for exchange any Old Debentures tendered. See 'The
                                            Exchange Offer -- Conditions to the Exchange Offer'.
Expiration Date; Extensions;
Termination; Amendments...................  The Exchange Offer will expire at 5:00 p.m., New York City time, on
                                            June 18, 1998 or at such later time and date to which the Exchange
                                            Offer may be extended by the Company in accordance with the procedures described herein. The Company reserves the right to extend or terminate the Exchange Offer. See 'The Exchange
                                            Offer -- Expiration Date; Extensions; Termination; Amendments'.
                                            If the Exchange Offer is extended for a period longer than three business days from the previously scheduled Expiration Date, then a new Price Determination Date, which would be two business days prior to the new Expiration Date, may be established. If the extension is for three business days or less, no new Price Determination Date will be established and the New Coupon will remain as determined on the
                                            Price Determination Date prior to the extension of the Exchange
                                            Offer.

                                            If the consideration offered with respect to the Exchange Offer is changed or if any other amendment to the terms of the Exchange Offer is made that, in the opinion of the Company, would be adverse to the interests of the holders tendering Old Debentures for exchange, the
                                            Exchange Offer will remain open for at least five business days from the date public notice of such change or amendment is given.
Certain U.S. Federal Income Tax
Consequences..............................  The exchange of Old Debentures for New Notes pursuant to the Exchange
                                            Offer should constitute a reorganization for U.S. Federal income tax purposes. Holders of Old Debentures that participate in the Exchange
                                            Offer should recognize no loss on the exchange but should recognize gain, if any, to the extent of the sum of the amount of money received in lieu of a fractional New Note and the fair market value of any excess of the principal amount of the New Notes received over the principal amount of the Old Debentures surrendered. See 'Certain
                                            U.S. Federal Income Tax Consequences'.
Tender of Old Debentures..................  Old Debentures may be tendered for exchange only in denominations of
                                            $1,000 or an integral multiple thereof. To tender certificated Old
                                            2002 Debentures pursuant to the Exchange Offer, holders must deliver their Old Debentures together with a properly completed and duly executed appropriate Letter of Transmittal to the Exchange Agent or the procedures for book-entry transfer must be used. If Old
                                            Debentures are held by a broker, dealer, commercial bank, trust company or other nominee (individually, a 'Custodian' and
                                            collectively, the 'Custodians'), the beneficial owner thereof must instruct such Custodian to tender such Old Debentures on its behalf.
                                            The Old 2003 Debentures are held in book-entry form through DTC.
                                            Beneficial owners of Old 2003 Debentures and beneficial owners of uncertificated Old 2002 Debentures must contact the broker, dealer, commercial bank, trust company or other nominee, any of which may be a DTC participant ('Custodian'), through whom such Old 2003
                                            Debentures are held and direct such Custodian to tender such Old 2003
                                            Debentures pursuant to the Exchange Offer. All tenders must be made on or prior to the Expiration Date. See 'The Exchange
                                            Offer -- Procedures for Tendering Old Debentures'.
                                            New Notes will be delivered only in book-entry form through DTC.
                                            Accordingly, holders who anticipate tendering and whose Old
                                            Debentures are not held through DTC are urged to contact promptly a
                                            Custodian that has the capability to hold securities through DTC, to arrange for receipt of any New Notes to be delivered pursuant to the
                                            Exchange Offer and to obtain the information necessary to provide the required DTC participant and account information in the relevant
                                            Letter of Transmittal. See 'The Exchange Offer -- Proper Execution
                                            and Delivery of Letter of Transmittal'.

Guaranteed Delivery.......................  Holders of Old Debentures who wish to tender their Old Debentures and who cannot deliver their Old Debentures or the Letter of Transmittal to the Exchange Agent, prior to the Expiration Date, or if the procedures for book-entry transfer cannot be completed on a timely basis, must tender their Old Debentures pursuant to the guaranteed delivery procedures set forth in 'The Exchange Offer -- Guaranteed
                                            Delivery Procedures'.
Acceptance of Old Debentures;
Delivery of New Notes.....................  Upon the terms and subject to the conditions of the Exchange Offer, the Company will exchange (and thereby acquire) any and all Old
                                            Debentures that are properly tendered and not withdrawn prior to the
                                            Expiration Date. New Notes will be delivered only in book-entry form through DTC. New Notes and any amounts due in respect of rounding the aggregate principal amount of New Notes issuable downward to the nearest $1,000, will be delivered on the fifth business day following the Expiration Date. See 'The Exchange Offer -- Acceptance of Old
                                            Debentures Tendered for Exchange; Delivery of New Notes'.
Withdrawal Rights.........................  Tenders of Old Debentures for exchange may be withdrawn at any time prior to the Expiration Date. Withdrawal of tendered Old Debentures will be deemed a rejection of the Exchange Offer. See 'The Exchange
                                            Offer -- Withdrawal Rights'.
Exchange Agent............................  The Chase Manhattan Bank
Information Agent.........................  Georgeson & Company Inc.
                                            Wall Street Plaza
                                            88 Pine Street, 30th Floor
                                            New York, New York 10005
                                            Banks and brokers call collect: (212) 440-9800
                                            All others call toll-free: (800) 223-2064
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                                       10


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
                                                  THE NEW NOTES
Issuer....................................  AlliedSignal Inc.
Indenture.................................  The New Notes will be issued under the Indenture dated as of October
                                            1, 1985 between the Company and The Chase Manhattan Bank, as supplemented by the First Supplemental Indenture dated as of February
                                            1, 1991 and the Second Supplemental Indenture dated as of November 1,
                                            1997. For a discussion of certain changes to the Indenture as a result of the Second Supplemental Indenture, see 'Description of New
                                            Notes -- Other Provisions'.
Principal Amount Offered..................  An amount to be determined in accordance with the procedures described herein. See 'The Exchange Offer -- Terms of the Exchange
                                            Offer'.
Maturity Date.............................  July 1, 2005. The New Notes are not subject to redemption prior to maturity.
Interest..................................  Interest will be paid each January 1 and July 1, commencing July 1,
                                            1998. Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months. The July 1, 1998 interest payment will include interest accruing on the New Notes from the Exchange
                                            Date to, but not including, July 1, 1998.
Interest Rate.............................  The New Coupon determined as provided herein.
Rating....................................  As of the date hereof, the Company's unsecured senior debt securities, including the Old Debentures, are rated A2 by Moody's
                                            Investors Service, Inc. ('Moody's') and A by Standard & Poor's
                                            Ratings Group, a division of The McGraw-Hill Companies ('S&P'). The
                                            Company does not intend to obtain ratings on the New Debentures, however, the Company believes that if the New Debentures were rated they would receive ratings equivalent to those assigned from time to time to the Old Debentures. A credit rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.
Ranking...................................  The New Notes will be unsecured and unsubordinated obligations of the
                                            Company and will rank pari passu with all other unsecured and unsubordinated indebtedness of the Company.
Form......................................  The New Notes will be represented by one or more global notes registered in the name of DTC's nominee ('Global Notes'). Beneficial interests in the Global Notes will be shown on, and transfers thereof will be effected only through, records maintained by DTC and its participants. Except as described herein, New Notes in definitive form will not be issued. The New Notes will trade in DTC's Same-Day
                                            Funds Settlement System until maturity, and secondary market trading activity for the New Notes will therefore settle in immediately available funds. All payments of principal and interest will be made by

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
                                            the Company in immediately available funds. See 'Description of New
                                            Notes -- Same-Day Settlement and Payment'.
Listing...................................  Although the Old Debentures are listed on the NYSE, the Company does not intend to apply for listing of the New Notes on the NYSE or any other exchange.
Use of Proceeds...........................  The New Notes will be issued only in exchange for the Old Debentures.
                                            The Company will not receive any cash proceeds from the issuance of the New Notes.

                                  RISK FACTORS

     In deciding whether to participate in the Exchange Offer, each holder should consider carefully, in addition to the other information contained in the Offering Circular, the factors listed below.

     A debt security with a smaller outstanding aggregate principal amount may command a lower price than would an otherwise identical debt security with a larger outstanding aggregate principal amount. Depending upon, among other things, the aggregate principal amount of Old Debentures outstanding after the Exchange Offer, the trading market for the Old Debentures may be more limited, which may, therefore, adversely affect the liquidity and market price of the Old Debentures. Similarly, depending upon, among other things, the aggregate principal amount of the New Notes outstanding after the Exchange Offer with respect to the Old 2002 Debentures and the Old 2003 Debentures, the trading market for the New Notes may be limited, which may, therefore, adversely affect the liquidity and market price of the New Notes. In addition to the respective aggregate principal amounts outstanding, the trading market for the Old Debentures not tendered pursuant to the Exchange Offer and for the New Notes will depend upon, among other things, the number of holders of each and the degree to which securities firms maintain a market in the securities. In addition, although the Old Debentures are listed for trading on the NYSE, the Company does not intend to apply for listing of the New Notes on the NYSE or any other exchange.

                                  THE COMPANY

     The Company is an advanced technology and manufacturing company serving customers worldwide with aerospace and automotive products, chemicals, fibers, plastics and advanced materials. The Company is organized into eleven strategic business units. The Company's products are used by many major industries, including textiles, construction, plastics, electronics, automotive, chemicals, housing, telecommunications, utilities, packaging, agriculture, military and commercial aviation and aerospace and in the space program.

     The principal executive offices of the Company are located at 101 Columbia Road, Morris Township, New Jersey 07962. The telephone number is (973) 455-2000.

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

                               THE EXCHANGE OFFER

PURPOSE OF THE EXCHANGE OFFER

     The purpose of the Exchange Offer is to take advantage of currently available interest rates by exchanging a portion of the Company's long-term debt portfolio upon terms which the Company believes are more beneficial to it. The Company intends to accomplish this objective by extending the overall maturity of a portion of its long-term debt portfolio.

TERMS OF THE EXCHANGE OFFER

     Upon the terms and subject to the conditions set forth in this Offering Circular and the accompanying Letter of Transmittal, the Company is offering to exchange a principal amount of the New Notes, determined as described below, for each $1,000 principal amount of the Old Debentures properly tendered for Exchange.

     The New Notes will bear interest at a rate that will be different than the interest rate on the Old Debentures, as described herein. For the New Notes, the per annum interest rate (the 'New Coupon') will be equal to the Reference Yield of the New Notes (as defined herein) rounded downward to the nearest 1/8th of one percent. The 'Reference Yield of the New Notes' will equal (i) the 7 Year Benchmark Rate plus (ii) 50 basis points. Each holder exchanging Old Debentures for New Notes pursuant hereto will receive, in exchange for each $1,000 in aggregate principal amount of Old Debentures exchanged, New Notes in a principal amount (rounded to the nearest cent, with $0.005 to be taken as a full cent) equal to (a) $1,000 times (b) the Old Debenture Exchange Price divided by (c) the New Note Exchange Price; provided that New Notes will only be issued in denominations of $1,000 or integral multiples thereof. In addition, each holder exchanging Old Debentures for New Notes pursuant hereto will receive on the Exchange Date an amount in cash due to rounding the aggregate principal amount of New Notes issuable to such holder downward to the nearest $1,000. See 'Calculations; Information; Payment'.

     The New Coupon, the Old Debenture Exchange Prices, the New Note Exchange Price, the Benchmark Treasury Rates and the Reference Yield of the New Notes will be determined as of 3:00 p.m., New York City time, on June 16, 1998, unless the Exchange Offer is extended by more than three business days, in which case they will be determined at such time on the second business day prior to the Expiration Date (the 'Price Determination Date').

     Interest accrued on the Old Debentures from the last interest payment to which interest has been paid or duly provided for (June 1, 1998 in the case of the Old 2002 Debentures and February 15, 1998 in the case of the Old 2003 Debentures) to, but excluding, the Exchange Date, along with interest on the New Notes accruing from the Exchange Date at the New Coupon to, but excluding, the first interest payment date, will be paid on July 1, 1998. The interest payment dates on the New Notes will be January 1 and July 1 of each year commencing July 1, 1998. The 'Exchange Date' will be the fifth business day following the Expiration Date (i.e., June 25, 1998, unless the Expiration Date is extended).

SUMMARY OF TERMS

     The following is a summary of certain defined terms used in describing the Exchange Offer:

     Benchmark Treasury Rate: means the yield to maturity for the Benchmark Treasury Security as of the Price Determination Date.

     Benchmark Treasury Security: means the 5 3/4% U.S. Treasury Notes due April 30, 2003 or the 6 1/2% U.S. Treasury Notes due May 15, 2005, as the case may be.

     5 Year Benchmark Rate: means the yield to maturity of the 5 3/4% U.S. Treasury Notes due April 30, 2003 as of the Price Determination Date.

     2002 Fixed Spread: means 0.25% (25 basis points).

     2003 Fixed Spread: means 0.28% (28 basis points).

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

     2005 Fixed Spread: means 0.50% (50 basis points).

     Exchange Date: means the date five business days following the Expiration Date and on which New Notes will be delivered pursuant to the Exchange Offer. If the Expiration Date is June 18, 1998, the Exchange Date will be June 25, 1998.

     Expiration Date: means 5:00 p.m., New York City time, on June 18, 1998, unless the Exchange Offer is extended.

     New Coupon: means, for the New Notes, the per annum interest rate paid on such New Notes from the Exchange Date, to the maturity date, July 1, 2005. The New Coupon will be equal to the Reference Yield of the New Notes as determined on the Price Determination Date rounded downward to the nearest 1/8th of a percent.

     New Note Exchange Price: means, at the Price Determination Date, the price per $1,000 principal amount of New Notes (calculated as described herein and rounded to the nearest cent, with $0.005 to be taken as a full cent) intended to result in a yield to maturity on the Exchange Date equal to the Reference Yield of the New Notes.

     Old 2002 Coupon: means 9 7/8% per annum.

     Old 2003 Coupon: means 9.20% per annum.

     Old Coupon: means the Old 2002 Coupon or the Old 2003 Coupon, as the case may be.

     Old 2002 Debenture Exchange Price: means the price per $1,000 principal amount of the Old 2002 Debentures (calculated as described herein and rounded to the nearest cent, with $0.005 to be taken as a full cent) intended to result in a yield to maturity on the Exchange Date equal to the sum of (a) the 5 Year Benchmark Rate and (b) 25 basis points.

     Old 2003 Debenture Exchange Price: means the price per $1,000 principal amount of the Old 2003 Debentures (calculated as described herein and rounded to the nearest cent, with $0.005 to be taken as a full cent) intended to result in a yield to maturity on the Exchange Date equal to the sum of (a) the 5 Year Benchmark Rate and (b) 28 basis points.

     Old Debenture Exchange Price: means the Old 2002 Debenture Exchange Price or the Old 2003 Debenture Exchange Price, as the case may be.

     Price Determination Date: means 3:00 p.m., New York City time, on June 16, 1998, unless the Exchange Offer is extended by more than three business days, in which case such term means at such time on the second business day prior to the Expiration Date.

     Reference Yield of the New Notes: means, at the Price Determination Date, the sum of (i) the 7 Year Benchmark Rate and (ii) the 2005 Fixed Spread.

     7 Year Benchmark Rate: means the yield to maturity of the 6 1/2% U.S. Treasury Notes due May 15, 2005 as of the Price Determination Date.

ILLUSTRATIVE EXAMPLE AND FORMULAS

     Schedule A attached hereto sets forth formulas for determining the Old 2002 Debenture Exchange Price, the Old 2003 Debenture Exchange Price, the New Note Exchange Price and the exchange ratios of Old Debentures and New Notes. Hypothetical illustrations of the calculation of the Old 2002 Debenture Exchange Price, the Old 2003 Debenture Exchange Price and the New Note Exchange Price are set forth in Schedules B, C and D, respectively, attached hereto and are to be used solely for the purpose of obtaining an understanding of the calculation of the Old Debenture Exchange Prices and New Note Exchange Price based on hypothetical Benchmark Treasury Rates obtained at 3:00 p.m., New York City time, on May 18, 1998. The information in Schedules B, C and D is provided for illustrative purposes only. In the event of any discrepancy between the information in Schedules B, C and D and results obtained by the Company through the application of calculations described herein and outlined in such results will supersede the information in Schedules B, C and D.

CALCULATIONS; INFORMATION; PAYMENT

     The New Coupon on the New Notes will be equal to the Reference Yield of the New Notes rounded downward to the nearest 1/8th of one percent. The Reference Yield of the New Notes will equal (i) the 7 Year Benchmark Rate plus (ii) 50 basis points.

     The Benchmark Treasury Rate means the yield to maturity as calculated by the Financial Advisor in accordance with standard market practice based on the bid side price for the Benchmark Treasury Security, as of the Price Determination Date, as such bid side price is displayed on the Cantor Fitzgerald Securities Composite 3:00 P.M. Quotation Service for U.S. Government Securities (the 'Cantor Fitzgerald Quotation Service'). If any relevant price is not available on a timely basis on the Cantor Fitzgerald Quotation Service or is manifestly erroneous, the relevant price information may be obtained from such other quotation service as the Company and the Financial Advisor shall select in their reasonable discretion, the identity of which shall be disclosed by the Company and the Financial Advisor to exchanging holders. Although the Benchmark Treasury Yield will be determined based solely on the sources described above, information regarding the price of the Benchmark Treasury Security also may be found in The Wall Street Journal.

     Each holder exchanging Old Debentures for New Notes pursuant to accepted Exchange Offers will receive, in exchange for each $1,000 in principal amount of Old Debentures exchanged, New Notes in a principal amount (rounded to the nearest cent, with U.S. $0.005 to be taken as a full cent) equal to (a) U.S.$1,000 times (b) the Old Debenture Exchange Price divided by (c) the New Note Exchange Price; provided that New Notes will only be issued in denominations of $1,000 or integral multiples thereof. In addition, each holder exchanging Old Debentures for New Notes pursuant to accepted Exchange Offers will receive an amount equal to the decrease in the aggregate principal amount of New Notes issuable to such holder as a result of rounding such aggregate principal amount downward to the nearest $1,000.

     The New Note Exchange Price will be a price per $1,000 principal amount of New Notes (calculated as described in the next sentence and rounded to the nearest cent, with $0.005 to be taken as a full cent) intended to result in a yield to maturity of the New Notes on the Exchange Date equal to the Reference Yield of the New Notes. Specifically, the New Note Exchange Price will be a price (rounded as described in the preceding sentence) equal to the value per $1,000 principal amount of New Notes, assuming the New Notes will be repaid on the maturity date thereof at the principal amount thereof plus accrued but unpaid interest thereon to, but excluding, such maturity date, of all remaining payments of principal thereof and interest thereon to be made through such maturity date, discounted to the Exchange Date (in accordance with standard market practice and in a manner consistent with the methodology set forth in Schedule A and consistent with the hypothetical calculations set forth in Schedule D, at a discount rate equal to the Reference Yield of the New Notes).

     The Old Debenture Exchange Price will be a price per $1,000 principal amount of Old Debentures (calculated as described in the next sentence and rounded to the nearest cent, with $0.005 to be taken as a full cent) intended to result in a yield to maturity of the Old Debentures on the Exchange Date equal to (i) the 5 Year Benchmark Rate plus (ii) either (a) the 2002 Fixed Spread or
(b) the 2003 Fixed Spread, as the case may be. Specifically, the Old Debenture Exchange Price will be a price (rounded as described in the preceding sentence) equal to the value per $1,000 principal amount of Old Debenture, assuming the Old Debenture will be repaid on the maturity date thereof at the principal amount thereof plus accrued but unpaid interest thereon to, but excluding, such maturity date, of all remaining payments of principal thereof and interest thereon to be made through such maturity date, discounted to the Exchange Date (in accordance with standard market practice and in a manner consistent with the methodology set forth in Schedule A and consistent with the hypothetical calculations set forth in Schedules B (in the case of the Old 2002 Debentures) and C (in the case of the Old 2003 Debentures) at a discount rate equal to (i) the 5 Year Benchmark Rate plus (ii) either (a) the 2002 Fixed Spread or (b) the 2003 Fixed Spread, as the case may be).

     After the Price Determination Date, the New Coupon that will be received by a holder pursuant to the Exchange Offer will be known and holders will be able to ascertain the Old Debenture Exchange Prices, the New Note Exchange Price and the exchange ratio in the manner described above, unless the Exchange Offer is extended for a period longer than three business days. In the event the

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

Exchange Offer is extended for a period longer than three business days from the previously scheduled Expiration Date, then a new Price Determination Date, which would be two business days prior to the new Expiration Date, will be established. If the extension is for three business days or less, no new Price Determination Date will be established and the New Coupon, the Old Debenture Exchange Price, the New Note Exchange Price and the exchange ratio will remain as determined on the Price Determination Date prior to the extension of the Exchange Offer.

     As soon as practicable after the Price Determination Date, but in any event before 9:00 a.m., New York City time, on the following business day, the Company will publicly announce by press release to the Dow Jones News Service: the Benchmark Treasury Rates, the Reference Yield of the New Notes, the New Note Exchange Price and the Old Debenture Exchange Prices.

     During the term of the Exchange Offer, holders of the Old Debentures can obtain current information regarding the Benchmark Treasury Rates, the Reference Yield of the New Notes, the Old Debenture Exchange Prices, the New Note Exchange Price and other information regarding the terms of the Exchange Offer from the Financial Advisor at (800) 828-3182. In addition, the Company intends to publish information about the Exchange Offer, including the information described in the preceding paragraph when available, on the MCM 'CorporateWatch' Service on Telerate pages 41926-7 and on Bloomberg pages 7626-7.

     In the event any dispute arises with respect to the Benchmark Treasury Rates, the Reference Yield of the New Notes, the Old Debenture Exchange Prices, the New Note Exchange Price, the New Coupon or any quotation or calculation with respect to the Exchange Offer, the Company's determination shall be conclusive and binding absent manifest error.

EXPIRATION DATE; EXTENSIONS; TERMINATION; AMENDMENTS

     The Exchange Offer will expire at 5:00 p.m., New York City time, on June 18, 1998, unless extended by the Company as provided herein. In the event that the Exchange Offer is extended, the term 'Expiration Date' with respect to such extended Exchange Offer shall mean the time and date on which the Exchange Offer, as so extended, shall expire.

     The Company expressly reserves the right, in its sole discretion, subject to applicable law, to (i) extend or terminate the Exchange Offer and not accept for exchange any tendered Old Debentures if (a) any of the conditions specified in ' -- Conditions to the Exchange Offer' are not satisfied or waived or (b) otherwise, (ii) waive any condition to the Exchange Offer and accept all Old Debentures tendered pursuant to the Exchange Offer, (iii) extend the Exchange Offer and retain all the Old Debentures tendered pursuant to the Exchange Offer until the expiration of the Exchange Offer, subject, however, to the withdrawal rights of holders as provided in, ' -- Withdrawal Rights', (iv) amend the terms of the Exchange Offer and (v) modify the form of the consideration to be provided pursuant to the Exchange Offer.

     Any extension, termination or amendment will be followed as promptly as practicable by a public announcement and notification to the Exchange Agent. In the case of any extension, a public announcement will be issued prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. Without limiting the manner in which the Company may choose to make any public announcement, the Company shall have no obligation to publish, advertise or otherwise communicate any such public announcement other than by release to the Dow Jones News Service or otherwise as required by law. In the event of any extension of the Exchange Offer, all Old Debentures tendered pursuant to the Exchange Offer and not subsequently withdrawn, will remain subject to, and holders will continue to have withdrawal rights until the expiration of, the Exchange Offer.

EFFECT OF TENDER

     A tendering holder of Old Debentures that are exchanged in the Exchange Offer will not be obligated to pay transfer taxes or any fees or commissions with respect to the acquisition of their Old Debentures by the Company pursuant to the Exchange Offer. See Instruction 7 of the accompanying

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

Letter of Transmittal. However, if the beneficial owner tenders through a Custodian, such beneficial owner may be required to pay fees or commissions to such institution.

ACCEPTANCE OF OLD DEBENTURES TENDERED FOR EXCHANGE; DELIVERY OF NEW NOTES

     Upon the terms and subject to the conditions of the Exchange Offer, the Company will exchange Old Debentures by accepting such Old Debentures for exchange and in consideration therefor will issue a principal amount of New Notes as determined in accordance with the terms of the Exchange Offer. New Notes will be delivered on the Exchange Date. The Exchange Agent will act as agent for the tendering holders for the purpose of receiving Old 2002 Debentures and delivering New Notes to such holders. In all cases, Old 2002 Debentures will be accepted for exchange pursuant to the Exchange Offer only after timely receipt by the Exchange Agent of certificates representing Old Debentures (or confirmation of a book-entry transfer), a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof or satisfaction of DTC's ATOP procedures) and any other documents required thereby. The Old 2003 Debentures are held in book-entry form through DTC. Beneficial owners of Old 2003 Debentures must contact the broker, dealer, commercial bank, trust company or other nominee, any of which may be a DTC participant ('Custodian'), through whom such Old 2003 Debentures are held and direct such Custodian to tender such Old 2003 Debentures pursuant to the Exchange Offer.

     New Notes will be delivered only in book-entry form through DTC and only to the DTC account of the tendering holder or the tendering holder's Custodian. Accordingly, a holder who tenders Old Debentures must specify on the Letter of Transmittal the DTC participant to which New Notes should be delivered and all necessary account information to effect such delivery. Failure to provide such information will render such holder's tender defective and the Company will have the right, which it may waive, to reject such tender. The Company and the Exchange Agent shall not incur any liability for delivering New Notes in accordance with any instructions provided by a tendering holder.

     The Company will be deemed to have accepted for exchange (and thereby to have acquired) tendered Old Debentures as, if and when the Company gives oral (promptly confirmed in writing) or written notice to the Exchange Agent of the Company's acceptance of such Old Debentures for exchange. Old Debentures accepted for exchange by the Company will be canceled.

     If Old 2002 Debentures in a principal amount in excess of the principal amount indicated as being tendered on the Letter of Transmittal are submitted, an Old 2002 Debenture in principal amount equal to the excess principal amount over the amount indicated as tendered in the Letter of Transmittal will be issued to the tendering holder, at the Company's expense, in the same form in which such security was tendered, as promptly as practicable following the expiration or termination of the Exchange Offer. If any tendered Old 2002 Debentures are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, such Old 2002 Debentures will be returned, at the Company's expense, to the tendering holder thereof, as promptly as practicable following the expiration or termination of the Exchange Offer. If any tendered Old 2003 Debentures are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, such Old 2003 Debentures will remain beneficially held by the tendering holder or beneficial owner thereof.

PROCEDURES FOR TENDERING OLD DEBENTURES

     Minimum Denominations. A holder may tender less than all Old Debentures held by such holder. However, Old Debentures may be tendered only in denominations of $1,000 or an integral multiple thereof.

     Tender of Old Debentures Held in Physical Form. To tender Old 2002 Debentures held in physical form, a holder must (i) complete (including the required information regarding delivery of New Notes through DTC) and sign the appropriate Letter of Transmittal in accordance with the instructions set forth therein and (ii) deliver the properly completed and executed Letter of Transmittal, together with any other documents required by the Letter of Transmittal, and the Old 2002 Debentures in physical

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

form to the Exchange Agent at the address set forth under 'Available Information' prior to the Expiration Date.

     Tender of Old Debentures Held Through a Custodian. To tender Old Debentures held by a Custodian, the beneficial owner of the Old Debentures must contact the Custodian and direct the Custodian to tender such Old Debentures in accordance with the procedures set forth herein and in the appropriate Letter of Transmittal.

     The Exchange Agent and DTC have confirmed that the Exchange Offer is eligible for ATOP. Accordingly, DTC participants may electronically transmit their acceptance of the Exchange Offer by causing DTC to transfer Old Debentures to the Exchange Agent in accordance with DTC's ATOP procedures for such a transfer. DTC will then send an Agent's Message to the Exchange Agent.

     The term 'Agent's Message' means a message transmitted by DTC, received by the Exchange Agent and forming part of a Book-Entry Confirmation (as defined herein), which states that DTC has received an express acknowledgment from the DTC participant tendering Old Debentures which are the subject of such Book-Entry Confirmation, that such DTC participant has received and agrees to be bound by the terms of the Letter of Transmittal and that the Company may enforce such agreement against such DTC participant. In the case of an Agent's Message relating to a guaranteed delivery, the term means a message transmitted by DTC and received by the Exchange Agent, which states that DTC has received an express acknowledgment from the DTC participant tendering Old Debentures that such DTC participant has received and agrees to be bound by the Notice of Guaranteed Delivery (as described below). Holders desiring to tender Old Debentures on the Expiration Date should note that such holders must allow sufficient time for completion of the ATOP procedures during the normal business hours of DTC on that date.

     If the Custodian holds Old Debentures in physical form, the Custodian must follow the procedure set forth above under ' -- Procedures for Tendering Old Debentures -- Tender of Old Debentures Held in Physical Form'.

     If the Custodian holds Old Debentures in book-entry form through DTC (the 'Book-Entry Transfer Facility'), to tender such Old Debentures the Custodian must (i) effect a book-entry transfer (a 'Book-Entry Confirmation') of all Old Debentures to be tendered to the Exchange Agent's account at such Book-Entry Transfer Facility prior to the Expiration Date or (ii) complete (including the required information regarding delivery of New Notes through DTC) and sign the appropriate Letter of Transmittal in accordance with the instructions set forth therein and deliver the properly completed and executed Letter of Transmittal, together with any other documents required by the Letter of Transmittal, to the Exchange Agent at the address set forth under 'Available Information' prior to the Expiration Date.

     Book-Entry Delivery Procedures. The Exchange Agent will establish promptly an account with respect to the Old Debentures at the Book-Entry Transfer Facility for purposes of the Exchange Offer. Any financial institution that is a participant in the Book-Entry Transfer Facility may make a book-entry delivery of Old Debentures by causing the Book-Entry Transfer Facility to transfer Old Debentures to the Exchange Agent's account. DELIVERY OF A LETTER OF TRANSMITTAL TO A BOOK-ENTRY TRANSFER FACILITY WILL NOT CONSTITUTE VALID DELIVERY TO THE EXCHANGE AGENT.

     Any holder whose Old 2002 Debentures have been mutilated, lost, stolen or destroyed will be responsible for obtaining replacement securities or for arranging for indemnification with The Chase Manhattan Bank, as Trustee for the Old Debentures. Holders may contact the Information Agent for assistance with such matters.

     IN ORDER FOR A TENDERING HOLDER TO BE ASSURED OF PARTICIPATING IN THE EXCHANGE OFFER, SUCH HOLDER MUST TENDER OLD DEBENTURES IN ACCORDANCE WITH THE PROCEDURES SET FORTH HEREIN AND IN THE APPROPRIATE LETTER OF TRANSMITTAL PRIOR TO THE EXPIRATION DATE. THE METHOD OF DELIVERY OF OLD DEBENTURES AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND RISK OF THE HOLDER. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED AND ENOUGH TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

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

     Letters of Transmittal and Old Debentures must be sent only to the Exchange Agent. Do not send Letters of Transmittal or Old Debentures to the Company, the Trustee, the Information Agent or the Financial Advisor.

GUARANTEED DELIVERY PROCEDURES

     If a holder of Old Debentures wishes to tender such Old Debentures and time will not permit such holder's Old Debentures or other required documents to reach the Exchange Agent prior to the Expiration Date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if (i) the tender is made through an Eligible Institution (as such term is defined in the Letter of Transmittal), (ii) on or prior to 5:00 p.m., New York City time, on the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed appropriate Notice of Guaranteed Delivery, substantially in the form provided by the Company (by facsimile transmission, mail, hand delivery or by Agent's Message), setting forth the name and address of the holder of Old Debentures and the amount of Old Debentures tendered, stating that the tender is being made thereby and guaranteeing that within three NYSE trading days after the date of execution of the Notice of Guaranteed Delivery, the certificates for all physically tendered Old 2002 Debentures, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, together with a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof or Agent's Message in lieu thereof) with any required signature guarantees and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent, and (iii) the certificates for all physically tendered Old 2002 Debentures, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, together with a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof) with any required signature guarantees, and any other documents required by the Letter of Transmittal are deposited by the Eligible Institution within three NYSE trading days after the date of execution of the Notice of Guaranteed Delivery.

PROPER EXECUTION AND DELIVERY OF LETTER OF TRANSMITTAL

     In general, all signatures on a Letter of Transmittal or a notice of withdrawal must be guaranteed by an Eligible Institution; however, such signatures need not be guaranteed if (a) the appropriate Letter of Transmittal is signed by the holder of the Old Debenture tendered thereby or by a participant in a Book-Entry Transfer Facility whose name appears on a security position listing as the holder of the Old Debenture tendered thereby and such holder has not completed the portion entitled 'Special Delivery Instructions' on the Letter of Transmittal, or (b) such Old Debenture tendered is for the account of an Eligible Institution.

     If the appropriate Letter of Transmittal is signed by the holder of the Old Debenture tendered thereby or a participant in a Book-Entry Transfer Facility whose name appears on a security position listing with respect to the Old Debenture tendered thereby, the signature must correspond with the name as written on the face of the Old Debenture or on the security position listing, respectively, without any change whatsoever. If any of the Old Debentures tendered thereby are held by two or more holders, all such holders must sign the appropriate Letter of Transmittal. If any of the Old Debentures tendered thereby are registered in different names on different Old Debentures, it will be necessary to complete, sign and submit as many separate appropriate Letters of Transmittal as there are different registrations.

     If the appropriate Letter of Transmittal is signed by a person other than the holder of the Old Debenture tendered thereby or a participant in a Book-Entry Transfer Facility whose name appears on a security position listing with respect to the Old Debenture tendered thereby, the Old Debenture must be endorsed or accompanied by appropriate instruments of transfer, in either case, signed exactly as the name of the holder appears on the face of the Old Debenture or on the security position listing with respect to such tendered Old Debenture. If the appropriate Letter of Transmittal or any Old Debenture, proxy or instrument of transfer is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person must so indicate when signing, and proper evidence satisfactory to the Exchange Agent of the authority of such person so to act must be submitted.

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     New Notes will be delivered only in book-entry form through DTC and only to the DTC account of the holder or the holder's Custodian. If Old 2002 Debentures not tendered or not exchanged are to be delivered to a person other than the holder of the Old 2002 Debentures tendered, or to an address other than that of the holder of the Old 2002 Debentures tendered, such holder should indicate in the portion of the appropriate Letter of Transmittal entitled 'Special Delivery Instructions' the person and/or address to which such Old 2002 Debentures are to be delivered. If Old 2002 Debentures not tendered or not exchanged are to be issued to a person other than the holder of the Old 2002 Debentures tendered (i) the employer identification or social security number of the person to whom issuance is to be made must be indicated on the appropriate Letter of Transmittal and (ii) Old 2002 Debentures must be endorsed or accompanied by appropriate instruments of transfer, signed exactly as the name of the holder appears on the face of the Old 2002 Debentures or the security position listing with respect thereto, with the signature on the certificates or instruments of transfer guaranteed by an Eligible Institution. If no such instructions are given, any Old 2002 Debentures not tendered or exchanged will be delivered to the holder of the Old 2002 Debentures tendered.

     Because New Notes will be delivered only in book-entry form through DTC, a holder who tenders Old Debentures must specify on the appropriate Letter of Transmittal the DTC participant to which New Debentures should be delivered and all necessary account information to effect such delivery. Such DTC participant must be either the holder or a Custodian for the holder. Failure to provide such information will render such holder's tender defective and the Company will have the right, which it may waive, to reject such tender. Holders who anticipate tendering other than through DTC are urged to contact promptly a Custodian that has the capability to hold securities through DTC to arrange for receipt of any New Notes to be delivered pursuant to the Exchange Offer and to obtain the information necessary to complete the account information table in the appropriate Letter of Transmittal.

     No alternative, conditional, irregular or contingent tenders will be accepted. By executing the appropriate Letter of Transmittal, the holder of Old Debentures waives any right to receive any notice of the acceptance for exchange of such holder's Old Debentures, except as otherwise provided herein.

     All questions as to the validity, form, eligibility (including time of receipt) and acceptance of tendered Old Debentures will be determined by the Company, whose determination shall be conclusive and binding. The Company reserves the absolute right to reject any or all tenders that are not in proper form or the acceptance of which may be, in the opinion of counsel for the Company, unlawful. The Company also reserves the absolute right to waive any condition of the Exchange Offer as set forth under ' -- Conditions to the Exchange Offer' and any irregularities or conditions of tender as to particular Old Debentures. The Company's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letters of Transmittal) shall be conclusive and binding.

     Unless waived, any irregularities in connection with tenders must be cured within such time as the Company may determine. The Company, the Exchange Agent and the Information Agent shall not be under any duty to give notification of defects in such tenders and shall not incur liability for any failure to give such notification. Tenders of Old Debentures will not be deemed to have been made until such irregularities have been cured or waived. Any Old Debentures received by the Exchange Agent that are not properly tendered and as to which the irregularities have not been cured or waived will be returned by the Exchange Agent to the holder, unless otherwise provided in the appropriate Letter of Transmittal, as soon as practicable following the Expiration Date.

CONDITIONS TO THE EXCHANGE OFFER

     Notwithstanding any other provisions of the Exchange Offer or any extension of the Exchange Offer, the Company will not be required to issue New Notes and may terminate the Exchange Offer by oral (promptly confirmed in writing) or written notice to the Exchange Agent, or, at its option, modify or otherwise amend the Exchange Offer with respect to such Old Debentures, if any of the following conditions has not been satisfied, on or prior to the Expiration Date:

          (a) there shall not have been any action taken or threatened, or any statute, rule, regulation, judgment, order, stay, decree or injunction promulgated, enacted, entered, enforced by or before any court or governmental regulatory or administrative agency or authority or tribunal, domestic or foreign, which (i) challenges the making of the Exchange Offer or the exchange of Old Debentures for New Notes pursuant to the Exchange Offer (the 'Exchange'), or might, directly or indirectly, prohibit, prevent, restrict or delay consummation of the Exchange Offer or the Exchange, or might otherwise adversely affect in any material manner the Exchange Offer or the Exchange or (ii) in the sole judgment of the Company, could materially adversely affect the business, condition (financial or otherwise), income, operations, properties, assets, liabilities or prospects of the Company and its subsidiaries, taken as a whole, or materially impair the contemplated benefits of the Exchange Offer or the Exchange to the Company or might be material to holders of Old Debentures in deciding whether to accept the Exchange Offer;

          (b) there shall not have occurred or be likely to occur any event (i) affecting the business condition (financial or otherwise), income, operations, properties, assets, liabilities or prospects of the Company that, in the sole judgment of the Company, would or might prohibit, prevent, restrict or delay consummation of the Exchange Offer or the Exchange (ii) that in the sole judgment of the Company will, or is reasonably likely to, materially impact the contemplated benefits, including economic benefits or accounting treatment, of the Exchange Offer or the Exchange to the Company or (iii) that might be material to holders of Old Debentures in deciding whether to accept the Exchange Offer;

          (c) there shall not have occurred (i) any general suspension of or limitation on trading in securities on the NYSE or in the over-the-counter market (whether or not mandatory), (ii) any material adverse change in the price of the Old Debentures, (iii) a material impairment in the general trading market for debt securities, (iv) a declaration of a banking moratorium or any suspension of payments in respect of banks by federal or state authorities in the United States (whether or not mandatory), (v) a commencement or escalation of a war, armed hostilities or other national or international crisis directly or indirectly relating to the United States,
     (vi) any limitation (whether or not mandatory) by any governmental authority on, or other event having a reasonable likelihood of affecting, the extension of credit by banks or other lending institutions in the United States, or (vii) any material adverse change in United States securities or financial markets generally, or in the case of any of the foregoing existing at the time of the commencement of the Exchange Offer, a material acceleration or worsening thereof;

          (d) the Trustee shall not have objected in any respect to, or taken any action that could in the sole judgment of the Company adversely affect the consummation of, the Exchange Offer or the Exchange nor shall the Trustee have taken any action that challenges the validity or effectiveness of the procedures used by the Company in making the Exchange Offer or the Exchange;

          (e) there shall not have occurred, been proposed or been announced any tender or exchange offer with respect to any class of the Company's equity securities, or any merger, acquisition, business combination or other similar transaction with or involving the Company or any subsidiary thereof;

          (f) there shall not have occurred any change in the business, condition (financial or other), income, operations or prospects of the Company and its subsidiaries taken as a whole (including, without limitation, any downgrade in the credit ratings of any securities of the Company or any of its subsidiaries by Moody's or S&P or any announcement by Moody's or S&P that it has placed any such rating under surveillance or review with possible negative implications), which, in the sole judgment of the Company, is or may be materially adverse to the Company; and

          (g) (i) no person, entity or 'group' (as that term is used in Section 13(d)(3) of the Exchange Act) shall have acquired, or proposed to acquire, beneficial ownership of more than 5% of the Company's outstanding common stock, (ii) no group shall have been formed which beneficially owns more than 5% of the Company's outstanding common stock and (iii) no person, entity or group shall have filed a Notification and Report Form under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, or made a public announcement reflecting an intent to acquire the Company or any of its subsidiaries or any of their respective assets or securities.

     If any of the foregoing conditions is not satisfied, the Company may (i) terminate the Exchange Offer and return such Old Debentures to the holders who tendered them, (ii) extend the Exchange

Offer and retain all tendered Old Debentures until the expiration of the Exchange Offer, as extended, subject, however, to the withdrawal rights of holders, see ' -- Withdrawal Rights' and ' -- Expiration Date; Extensions; Termination; Amendments', or (iii) waive any of the conditions with respect to the Exchange Offer and accept all Old Debentures tendered therein.

     The foregoing conditions are for the sole benefit of the Company and may be waived by the Company, in whole or in part, in its sole discretion. Any determination made by the Company concerning an event, development or circumstance described or referred to above shall be conclusive and binding.

     In addition, the Company reserves the right, in its sole discretion, to purchase or make offers for any Old Debentures that remain outstanding subsequent to the completion or termination of the Exchange Offer. The terms of any such purchase or offer could differ from the terms of the Exchange Offer.

WITHDRAWAL RIGHTS

     Tendered Old Debentures may be withdrawn by the holder prior to the Expiration Date.

     A holder of Old 2002 Debentures who tendered Old Debentures in physical form may withdraw the Old 2002 Debentures tendered by providing a written notice of withdrawal (or manually signed facsimile thereof) to the Exchange Agent, at its address set forth under 'Available Information', prior to the Expiration Date, which notice must contain: (i) the name of the person who tendered the Old 2002 Debentures; (ii) a description of the Old 2002 Debentures to be withdrawn;
(iii) the certificate number or numbers shown on the particular certificate or certificates evidencing such Old 2002 Debentures; (iv) the aggregate principal amount represented by such Old 2002 Debentures; (v) the signature of the holder of such Old 2002 Debentures executed in the same manner as the original signature on the Letter of Transmittal (including a signature guarantee, if such original signature was guaranteed); and (vi) if such Old 2002 Debentures are owned by a new beneficial owner, evidence satisfactory to the Company that the person withdrawing the tender has succeeded to the beneficial ownership of the Old 2002 Debentures.

     If a beneficial owner of Old Debentures tendered through a Custodian wishes to withdraw the Old Debentures tendered, such beneficial owner must contact the Custodian and direct the Custodian to withdraw such Old Debentures in accordance with the following procedures. In order to withdraw such Old Debentures the Custodian must provide a written notice of withdrawal (or manually signed facsimile thereof) to the Exchange Agent, at its address set forth under 'Available Information', prior to the Expiration Date, which notice must contain: (i) the name of the person who tendered the Old Debentures; (ii) a description of the Old Debentures to be withdrawn; (iii) the certificate number or numbers shown on the particular certificate or certificates evidencing such Old 2002 Debentures (if Old 2002 Debentures were tendered in physical form);
(iv) the aggregate principal amount represented by such Old Debentures; and (v) if such Old Debentures are owned by a new beneficial owner, evidence satisfactory to the Company that the person withdrawing the tender has succeeded to the beneficial ownership of the Old Debentures. If the Old Debentures were tendered by book-entry transfer, the Custodian also must debit the Exchange Agent's account at the Book-Entry Transfer Facility through which the tender was made of all Old Debentures to be withdrawn.

     A PURPORTED NOTICE OF WITHDRAWAL WHICH LACKS ANY OF THE REQUIRED INFORMATION WILL NOT BE AN EFFECTIVE WITHDRAWAL OF A TENDER PREVIOUSLY MADE. TENDERS MAY NOT BE WITHDRAWN AFTER THE EXPIRATION DATE.

     Holders who have tendered in the Exchange Offer will continue to have withdrawal rights following any extension of the Expiration Date. Any permitted withdrawals of tenders of Old Debentures may not be rescinded, and any Old Debentures so withdrawn will thereafter be deemed not validly tendered for purposes of the Exchange Offer and the holder thereof will be deemed to have rejected the Exchange Offer. However, withdrawn Old Debentures may be re-tendered prior to the Expiration Date by following the procedures for tendering described above.

     All questions as to the validity (including time of receipt) of notices of withdrawal will be determined by the Company, whose determination will be conclusive and binding. None of the Company, the

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

Exchange Agent or any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal or incur any liability for failure to give any such notification.

TRANSFER TAXES

     The Company will pay all transfer taxes, if any, applicable to the transfer and acquisition of Old Debentures pursuant to the Exchange Offer. If, however, substitute Old Debentures for amounts not tendered or not exchanged are to be delivered to, or are to be registered in the name of, any person other than the holder of Old Debentures tendered, or if tendered Old Debentures are registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the transfer to or acquisition by the Company of Old Debentures pursuant to the Exchange Offer, the amount of any such transfer taxes (whether imposed on the holder or any other persons) shall be payable by the holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the appropriate Letter of Transmittal, the amount of such transfer taxes will be billed directly to such holder and/or withheld from any payments due with respect to the Old Debentures tendered by such holder.

FINANCIAL ADVISOR

     The Company has engaged Goldman, Sachs & Co. to act as Financial Advisor in connection with the Exchange Offer. Any holder who has questions concerning the terms of the Exchange Offer or who would like current information regarding the Benchmark Treasury Rates, the Reference Yield of the New Notes, the Old Debenture Exchange Price, the New Note Exchange Price or the New Coupon may contact the Financial Advisor at (800) 828-3182 or at the address set forth under 'Available Information'.

     The Company has agreed to pay the Financial Advisor a financial advisory fee for its services and to reimburse the Financial Advisor for its reasonable out-of-pocket expenses, including reasonable fees and expenses of legal counsel, and the Company has agreed to indemnify the Financial Advisor against certain liabilities, including certain liabilities under the federal securities laws, in connection with the Exchange Offer. In the past, the Financial Advisor has provided other investment banking and financial advisory services to the Company.

EXCHANGE AGENT

     The Chase Manhattan Bank has been appointed Exchange Agent for the Exchange Offer. The Company will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith. Letters of Transmittal and all correspondence in connection with the Exchange Offer must be sent or delivered to the Exchange Agent at the address set forth under 'Available Information'.

INFORMATION AGENT

     Georgeson & Company Inc. has been appointed Information Agent for the Exchange Offer. The Company will pay the Information Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith.

     Any questions concerning the tender procedures or requests for assistance or additional copies of this Offering Circular or the Letters of Transmittal may be directed to the Information Agent at the address and telephone number set forth under 'Available Information'. Holders of Old Debentures may also contact the Financial Advisor or their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offer.

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

                            DESCRIPTION OF NEW NOTES

     The following summary of certain provisions of the New Notes and the Indenture does not purport to be complete and is subject, and is qualified in its entirety by reference, to all the provisions of the New Notes and the Indenture, including the definitions therein of certain terms.

GENERAL

     The New Notes will be issued under the Indenture dated as of October 1, 1985 between the Company and The Chase Manhattan Bank, as trustee, as supplemented by the First Supplemental Indenture dated as of February 1, 1991 (the 'First Supplemental Indenture' and as the Second Supplemental Indenture (the 'Second Supplemental Indenture') dated as of November 1, 1997 (as so supplemented, the 'Indenture'). The following statements with respect to the New Notes are subject to the detailed provisions of the Indenture. Whenever any particular provision of the Indenture or any term used therein is referred to, such provision or term is incorporated by reference as a part of the statement in connection with which such reference is made, and the statement in connection with which such reference is made is qualified in its entirety by such reference.

     The New Notes will be unsecured obligations of the Company and will mature on July 1, 2005. The New Notes are not subject to redemption prior to maturity.

     The New Notes will bear interest from the Exchange Date (i.e. June 25, 1998, unless the Expiration Date is extended) at the New Coupon, payable on January 1 and July 1 of each year, commencing July 1, 1998, to the person in whose name the New Note was registered at the close of business on the preceding December 15 and June 15, respectively, subject to certain exceptions. In addition, interest payable on the New Notes for the July 1, 1998 interest payment date will be payable to holders of record on the Exchange Date.

     The Company does not intend to apply for listing of the New Notes on the NYSE or any other exchange.

     The Old Debentures were issued under the same Indenture as the New Notes will be issued under, except that the Second Supplemental Indenture did not apply to the Old Debentures and the First Supplemental Indenture did not apply to the Old 2002 Debentures. See ' -- Other Provisions'.

BOOK-ENTRY, DELIVERY AND FORM

     The New Notes will be issued in the form of one or more fully registered Global Notes. The Global Notes will be deposited with, or on behalf of DTC and registered in the name of Cede & Co., DTC's nominee.

     Beneficial interests in the Global Notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee.

     DTC has advised as follows: It is a limited-purpose trust company which was created to hold securities for its participating organizations ('DTC participants') and to facilitate the clearance and settlement of securities transactions in such securities between DTC participants through electronic book-entry changes in accounts of DTC participants. DTC participants include securities brokers and dealers, banks and trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly ('indirect participants'). Persons who are not DTC participants may beneficially own securities held by DTC only through DTC participants or indirect participants.

     DTC advises that pursuant to procedures established by it (i) upon issuance of the New Notes by the Company, DTC will credit the accounts of DTC participants whose Old Debentures were exchanged pursuant to the Exchange Offer with the principal amount of the New Notes so exchanged, and (ii) ownership of beneficial interests in the Global Notes will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC, the DTC participants and the indirect participants. The laws of some states require that certain persons take physical delivery in definitive form of securities which they own. Consequently, the ability to transfer beneficial interests in the Global Notes is limited to such extent.

     So long as a nominee of DTC is the registered owner of the Global Notes, such nominee for all purposes will be considered the sole owner or holder of the New Notes under the Indenture. Except as provided below, owners of beneficial interests in the Global Notes will not be entitled to have New Notes registered in their names, will not receive or be entitled to receive physical delivery of New Notes in definitive form, and will not be considered the owners or holders thereof under the Indenture.

     Neither the Company, the Trustee, any Paying Agent nor the Security Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Notes, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     Principal and interest payments on the New Notes registered in the name of DTC's nominee will be made by the Trustee to DTC. Under the terms of the Indenture, the Company and the Trustee will treat the persons in whose names the New Notes are registered as the owners of such New Notes for the purpose of receiving payment of principal and interest on such New Notes and for all other purposes whatsoever. Therefore, neither the Company, the Trustee nor any Paying Agent has any direct responsibility or liability for the payment of principal or interest on the New Notes to owners of beneficial interests in the Global Notes. DTC has advised the Company and the Trustee that its present practice is, upon receipt of any payment of principal or interest, to immediately credit the accounts of the DTC participants with such payment in amounts proportionate to their respective holdings in principal amount of beneficial interests in the Global Notes as shown on the records of DTC. Payments by DTC participants and indirect participants to owners of beneficial interests in the Global Notes will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in 'street name', and will be the responsibility of the DTC participants or indirect participants.

     If DTC is at any time unwilling or unable to continue as depository and a successor depository is not appointed by the Company within 90 days, the Company will issue New Notes in definitive form in exchange for the Global Notes. In addition, the Company may at any time determine not to have the New Notes represented by Global Notes and, in such event, will issue New Notes in definitive form in exchange for the Global Notes. In either instance, an owner of a beneficial interest in the Global Notes will be entitled to have New Notes equal in principal amount to such beneficial interest registered in its name and will be entitled to physical delivery of such New Notes endorsed thereon in definitive form. New Notes so issued in definitive form will be issued in denominations of $1,000 and integral multiples thereof and will be issued in registered form only, without coupons.

SAME-DAY SETTLEMENT AND PAYMENT

     All payments of principal and interest on the New Notes will be made by the Company in immediately available funds.

     Secondary trading in long-term notes and debentures of corporate issuers is generally settled in clearing-house or next-day funds. In contrast, the New Notes will trade in DTC's Same-Day Funds Settlement System until maturity, and secondary market trading activity in the New Notes will therefore be required by DTC to settle in immediately available funds. No assurance can be given as to the effect, if any, of settlement in immediately available funds on trading activity in the New Notes.

OTHER PROVISIONS

     In general, provisions in the Indenture with respect to the Company's limitations on liens, merger and consolidation of the Company, events of default, defeasance and modification of the Indenture that apply to the Old Debentures also will apply to the New Notes; except that pursuant to the Second Supplemental Indenture (a) the New Notes will be subject to covenant defeasance and (b) the clause in the merger and consolidation covenant prohibiting a merger, consolidation or sale of substantially all of the Company's assets if, as a result, such assets would be encumbered without equally securing the outstanding debt under the old Indenture, has been eliminated.

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                  CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

     The following discussion is a summary of certain U.S. Federal income tax consequences of the Exchange Offer to holders of Old Debentures and of the ownership and disposition of New Notes acquired pursuant to the Exchange Offer. This summary is based on the Internal Revenue Code of 1986, as amended (the 'Code'), existing and proposed Treasury Regulations, Internal Revenue Service ('IRS') rulings, official pronouncements and judicial decisions, all as of the date hereof and all of which are subject to change, possibly with retroactive effect, or different interpretations. This summary is applicable only to persons who hold Old Debentures (and who will hold New Notes) as capital assets. This summary does not discuss all the U.S. Federal income tax consequences that may be relevant to a holder of Old Debentures in light of the holder's particular circumstances. In particular, this summary does not address any special rules that may be applicable to insurance companies, tax-exempt persons, financial institutions, regulated investment companies, dealers in securities or currencies, pass-through entities, persons that hold Old Debentures or New Notes as part of an integrated investment (including a 'straddle') consisting of Old Debentures or New Notes and one or more other positions, foreign corporations, persons who are not citizens or residents of the United States, foreign estates, foreign trusts or persons whose functional currency is other than the United States dollar. In addition, this summary does not address any state or local tax considerations that may be relevant to a holder's decision to exchange Old Debentures for New Notes pursuant to the Exchange Offer.

     THE FOLLOWING IS NOT TAX ADVICE TO ANY HOLDER OF OLD DEBENTURES. ALL HOLDERS OF OLD DEBENTURES SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE UNITED STATES FEDERAL, STATE AND LOCAL TAX CONSEQUENCES OF THE EXCHANGE OF OLD DEBENTURES FOR NEW NOTES AND OF THE OWNERSHIP AND DISPOSTION OF NEW NOTES RECEIVED IN THE EXCHANGE OFFER IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES.

EXCHANGE OF OLD DEBENTURES FOR NEW NOTES

     Assuming the Old Debentures and New Notes represent 'securities' for U.S. Federal income tax purposes (as discussed below), an exchange of Old Debentures for New Notes pursuant to the Exchange Offer (an 'Exchange') will constitute a recapitalization under section 368(a)(1)(E) of the Code. In a recapitalization, no loss may be recognized, and gain, if any, is generally recognized only to the extent of 'boot' (which term does not include amounts attributable to accrued but unpaid interest) that is received in the recapitalization. In the case of the Exchange Offer, (i) the amount of money received in lieu of a fractional New Note and (ii) the fair market value of any excess of the principal amount of the New Notes received over the principal amount of the Old Debentures (the 'Excess Principal Amount') surrendered will constitute 'boot'. Any gain recognized will generally be treated as capital gain, but may be subject to ordinary income treatment if the holder acquired the Old Debenture at a market discount, as discussed below. In addition, a cash-basis holder of Old Debentures who exchanges an Old Debenture for a New Note may be required to recognize as interest income received on the Exchange Date (rather than when paid) an amount attributable to interest accrued on such Old Debenture from June 1, 1998 (in the case of an Old 2002 Debenture) and February 15, 1998 (in the case of an Old 2003 Debenture) through the Exchange Date.

     If the exchange of Old Debentures for New Notes qualifies as a recapitalization, a holder who acquires New Notes will have (i) a fair market value tax basis in a portion of the New Notes corresponding to the Excess Principal Amount; and (ii) a tax basis in the remainder of the New Notes equal to the holder's adjusted tax basis in the Old Debentures surrendered in the exchange, decreased by the amount of 'boot' (including the fair market value of the Excess Principal Amount) received and increased by the amount of gain, if any, recognized as a result of the receipt of such 'boot'. The holding period of that portion of the New Notes corresponding to the Excess Principal Amount will commence on the day following the Exchange Date and the holding period of the remainder of the New Notes will include the period during which the holder held the Old Debentures.

     Whether an Exchange will constitute a recapitalization under section 368(a)(1)(E) of the Code as described above will depend, in part, on whether both the Old Debentures and the New Notes are

'securities' for U.S. Federal income tax purposes. Although the treatment of the New Notes is not entirely certain because, among other things, their stated term is less than ten years, the Company believes that both the Old Debentures and the New Notes should be treated as 'securities' for U.S. Federal income tax purposes and that an Exchange should constitute a recapitalization within the meaning of section 368(a)(1)(E) of the Code.

     Some holders of Old Debentures may have acquired them at a 'market discount'. For this purpose, 'market discount' is the excess (if any) of the principal amount over the holder's acquisition price, subject to a statutory de minimis exception. Gain recognized on the exchange of such Old Debentures for New Notes (as discussed above) will be treated as ordinary income to the extent of the portion of such market discount which has accrued from the acquisition date of such Old Debentures to the Exchange Date. In addition, any unrecognized accrued market discount on such Old Debentures will carry over to the New Notes, and any unaccrued market discount on such Old Debentures will carry over to the New Notes and will accrue over the term of the New Notes.

     If an Exchange of Old Debentures for New Notes is not a recapitalization, a holder would have a taxable event for purposes of U.S. Federal income taxation, and must recognize capital gain or loss equal to the difference between (i) if the New Notes are traded on an established market, the fair market value of the New Notes on the Exchange Date plus any cash received in lieu of a fractional New Note (or, if the New Notes are not traded on an established market, then the fair market value of the Old Debentures) and (ii) the holder's tax basis of the Old Debentures surrendered. Any gain may be subject to ordinary income treatment if the holder acquired the Old Debentures at a market discount.

NEW NOTES

     Stated Interest on New Notes. In general, interest at the New Coupon from and after the Exchange Date will be ordinary income, taxable when accrued, in the case of a holder utilizing the accrual method of accounting, or when received, in the case of a holder utilizing the cash method of accounting.

     Bond Premium. If a holder's tax basis in New Notes immediately after the Exchange (determined in the manner discussed above) exceeds the principal amount of such New Notes, such excess will constitute amortizable bond premium which the holder may elect to amortize under a constant yield method under section 171 of the Code. A holder that elects to amortize bond premium must reduce the tax basis in the New Notes by the amount so amortized. The amortizable bond premium will be treated as an offset to interest income rather than as a separate deduction item. An election to amortize bond premium under section 171 of the Code by a holder will apply to all obligations owned or acquired by the holder in the current and all subsequent taxable years and may not be revoked without the permission of the IRS. If an election to amortize bond premium is not made, a holder must include the full amount of each interest payment in income in accordance with its regular method of accounting and will receive a tax benefit from the premium only in computing gain or loss upon the redemption, sale or other disposition of the New Notes.

     Sale of the New Notes. In general, upon a sale, or other disposition of the New Notes, a holder will recognize gain or loss equal to the difference between
(i) the amount realized on the disposition (other than amounts attributable to accrued but unpaid interest which will be taxable as such) and (ii) the holder's tax basis in the New Notes. Such gain or loss will generally be capital gain or loss (subject to the market discount rules.)

BACKUP WITHHOLDING

     A holder of New Notes may be subject to backup withholding at a rate of 31 percent with respect to interest paid or the proceeds of a redemption, sale or other disposition of the New Notes, unless the holder provides its taxpayer identification number and certain required certifications to the payor or otherwise establishes an exemption. Any amounts so withheld would be allowed as a credit against the holder's U.S. Federal income tax liability.

                              PLAN OF DISTRIBUTION

     The Company will exchange New Notes for Old Debentures. Accordingly, the Company will not receive any proceeds from the exchange of New Notes for Old Debentures.

     Based on an interpretation by the staff of the Division of Corporation Finance of the Commission, the Company believes that the New Notes issued pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by any holder thereof without compliance with the registration requirements of the Securities Act.

     The Company has not entered into any arrangement or understanding with any person to distribute the New Notes to be received in the Exchange Offer and, to the best of the Company's information and belief, each person participating in the Exchange Offer is acquiring the New Notes in the ordinary course of business and has no arrangement or understanding with any person to participate in the distribution of the New Notes.

     The Company has agreed to pay all expenses incident to the Exchange Offer (other than commissions or concessions of any brokers or dealers).

                             VALIDITY OF NEW NOTES

     The validity of the New Notes will be passed upon for the Company by J. Edward Smith, Senior Counsel, Corporate and Finance, of the Company.

                            INDEPENDENT ACCOUNTANTS

     The consolidated financial statements of the Company included in the Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 1997, have been audited by Price Waterhouse LLP, independent accountants, as set forth in their report dated January 28, 1998 accompanying such financial statements.

     With respect to the unaudited consolidated financial information of the Company for the three month periods ended March 31, 1998 and 1997, incorporated by reference in this Offering Circular, Price Waterhouse reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate report dated April 22, 1998 incorporated by reference herein, states that they did not audit and they did not express an opinion on that unaudited financial information. Price Waterhouse has not carried out any significant or additional tests beyond those which would have been necessary if their report had not been included. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied.

                                   SCHEDULE A

FORMULA TO DETERMINE OLD 2002 DEBENTURE EXCHANGE PRICE

R       =     $1,000 (the redemption price per $1,000 principal amount of 9 7/8% Debentures Due June 1, 2002).
YLD     =     The yield to the maturity date of the Old 2002 Debenture equal to the sum of the 5 Year Benchmark
              Rate at the Price Determination Date and the 2002 Fixed Spread, expressed as a decimal number.
N       =     The number of regular semi-annual interest payments from (but excluding) the Exchange Date to (and including) the Maturity Date.
S       =     The number of days from and including the most recent date to which interest has been paid to (but excluding) the Exchange Date. The number of days is computed using the 30/360 day count method.
CPN     =     0.09875 (the nominal rate of interest payment on the Old 2002 Debentures expressed as a decimal number).
/       =     Divide. The term immediately to the left of the division symbol is divided by the term immediately to the right of the division symbol before any other addition or subtraction operations are performed.
exp     =     Exponentiate. The term to the left of the exponentiation symbol is raised to the power indicated by the term to the right of the exponentiation symbol.
 N
[S]
K=1     =     Summate. The term to the right of the summation symbol is separately calculated 'N' times
              (substituting for the 'K' in that term each whole number between 1 and N, inclusive), and the separate calculations are then added together.
PRICE   =     The Old 2002 Debenture Exchange Price.
PRICE   =                                                      R
                    (1+YLD/2) exp (N - S/180)

                          N
                    +    [S]                     1,000 (CPN/2)                 - 1,000 (CPN/2)(S/180)
                          K=1               (1+YLD/2) exp (K - S/180)

FORMULA TO DETERMINE OLD 2003 DEBENTURE EXCHANGE PRICE

R       =     $1,000 (the redemption price per $1,000 principal amount of 9.20% Debentures Due February 15, 2003).
YLD     =     The yield to the maturity date of the Old 2003 Debenture equal to the sum of the 5 Year Benchmark
              Rate at the Price Determination Date and the 2003 Fixed Spread, expressed as a decimal number.
N       =     The number of regular semi-annual interest payments from (but excluding) the Exchange Date to (and including) the Maturity Date.
S       =     The number of days from and including the most recent date to which interest has been paid to, but excluding, the Exchange Date. The number of days is computed using the 30/360 day count method.
CPN     =     0.092 (the nominal rate of interest payment on the Old 2003 Debentures expressed as a decimal number).
/       =     Divide. The term immediately to the left of the division symbol is divided by the term immediately to the right of the division symbol before any other addition or subtraction operations are performed.
exp     =     Exponentiate. The term to the left of the exponentiation symbol is raised to the power indicated by the term to the right of the exponentiation symbol.
 N
[S]
K=1     =     Summate. The term to the right of the summation symbol is separately calculated 'N' times
              (substituting for the 'K' in that term each whole number between 1 and N, inclusive), and the separate calculations are then added together.
PRICE   =     The Old 2003 Debenture Exchange Price.
PRICE   =                                                      R
                    (1+YLD/2) exp (N - S/180)

                          N
                    +    [S]                      1,000 (CPN/2)                 - 1,000 (CPN/2)(S/180)
                          K=1               (1+YLD/2) exp (K - S/180)

FORMULA TO DETERMINE NEW NOTE EXCHANGE PRICE

R       =     $1,000 (the redemption price per $1,000 principal amount of Notes Due July 1, 2005).
YLD     =     The yield to the maturity date of the New Notes equal to the sum of the 7 Year Benchmark Rate at the
              Price Determination Date and the 2005 Fixed Spread, expressed as a decimal number.
N       =     The number of regular semi-annual interest payments from (but excluding) the Exchange Date to (and including) the Maturity Date.
S       =     The number of days from, and including January 1, 1998, to but excluding, the Exchange Date. The number of days is computed using the 30/360 day count method.
CPN     =     The coupon rounded down in increments of 1/8 of 1% such that the New Bond Price is equal to or less than $1,000.
/       =     Divide. The term immediately to the left of the division symbol is divided by the term immediately to the right of the division symbol before any other addition or subtraction operations are performed.
exp     =     Exponentiate. The term to the left of the exponentiation symbol is raised to the power indicated by the term to the right of the exponentiation symbol.
 N
[S]
K=1     =     Summate. The term to the right of the summation symbol is separately calculated 'N' times
              (substituting for the 'K' in that term each whole number between 1 and N, inclusive), and the separate calculations are then added together.
PRICE   =     The New Note Exchange Price.
PRICE   =                                                      R
                    (1+YLD/2) exp (N - S/180)

                          N
                    +    [S]                      1,000 (CPN/2)                   -              1,000 (CPN/2)(S/180)
                          K=1               (1+YLD/2) exp (K - S/180)                          (1+YLD/2) exp (1 - S/180)

FORMULA TO DETERMINE EXCHANGE RATIO OF OLD DEBENTURES AND NEW NOTES

$1,000 x    Old Debenture Exchange Price      =  Principal amount of New Notes to be issued for each $1,000
              New Note Exchange Price            principal amount of Old Debentures tendered. Any amounts
                                                 not issued because of rounding downward to nearest $1,000
                                                 or integral multiple thereof will be paid in cash.

                                   SCHEDULE B

Hypothetical Example for the Old 2002 Debenture Exchange Price

     This Schedule B provides a hypothetical illustration of the calculation of the Old 2002 Debenture Exchange Price based on hypothetical data, and should, therefore be used solely for the purpose of obtaining an understanding of the calculation of the Old 2002 Debenture Exchange Price, as quoted at a hypothetical 5 Year Benchmark Rate, and should not be used or relied upon for any other purpose.

Example:

     Hypothetical Price Determination Date           3:00 p.m., New York City time, on
                                                     May 18, 1998

     Exchange Date                                   June 25, 1998

     Hypothetical 5 Year Benchmark Rate on the       5.625%
       Price Determination Date

     R                                               $1,000

     YLD                                             5.875%

     CPN                                             9.875%

     N                                               8

     S                                               24

     PRICE                                           $1,138.59

                                   SCHEDULE C

Hypothetical Example for the Old 2003 Debenture Exchange Price

     This Schedule C provides a hypothetical illustration of the calculation of the Old 2003 Debenture Exchange Price based on hypothetical data, and should, therefore be used solely for the purpose of obtaining an understanding of the calculation of the Old 2003 Debenture Exchange Price, as quoted at a hypothetical 5 Year Benchmark Rate, and should not be used or relied upon for any other purpose.

Example:
     Hypothetical Price Determination Date                3:00 p.m., New York City time, on
                                                          May 18, 1998
     Exchange Date                                        June 25, 1998
     Hypothetical 5 Year Benchmark Rate on the Price      5.625%
       Determination Date
     R                                                    $1,000
     YLD                                                  5.905%
     CPN                                                  9.200%
     N                                                    10
     S                                                    130
     PRICE                                                $1,131.88

                                   SCHEDULE D

Hypothetical Example for the New Note Exchange Price

     This Schedule D provides a hypothetical illustration of the calculation of the New Note Exchange Price based on hypothetical data, and should, therefore be used solely for the purpose of obtaining an understanding of the calculation of the New Note Exchange Price, as quoted at a hypothetical 7 Year Benchmark Rate, and should not be used or relied upon for any other purpose.

Example:
     Hypothetical Price Determination Date           3:00 p.m., New York City time, on
                                                     May 18, 1998
     Exchange Date                                   June 25, 1998
     Hypothetical 7 Year Benchmark Rate on the       5.726%
       Price Determination Date
     R                                               $1,000
     YLD                                             6.226%
     CPN                                             6.125%
     N                                               15
     S                                               174
     PRICE                                           $994.34

Hypothetical Example for the Exchange Ratio of Old Debentures and New Notes

     Old 2002 Debenture Exchange Price               $1,138.59
     New Note Exchange Price                         $994.34
     Principal Amount of New Notes to be issued per  $1,000 x $1,138.59 = $1,145.07
       $1,000 principal amount of Old 2002                      ----------------------
       Debentures exchanged                                     $994.34

     Old 2003 Debenture Exchange Price               $1,131.88
     New Note Exchange Price                         $994.34
     Principal Amount of New Notes to be issued per  $1,000 x $1,131.88 = $1,138.32
       $1,000 principal amount of Old 2003                      ----------------------
       Debentures exchanged                                     $994.34